EXHIBIT 99.3

   [LOGO OMITTED]   Countrywide(R)                   Computational Materials For
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       SECURITIES CORPORATION             Countrywide Asset-Backed Certificates,
A Countrywide Capital Markets Company                             Series 2005-17
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                        Swap Schedule and Strike Rates
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Period          Notional     Strike    Period             Notional      Strike
            Schedule ($)        (%)                   Schedule ($)         (%)
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    1       1,309,000,000   4.880%         31           557,353,412    4.880%
    2       1,297,131,508   4.880%         32           539,088,865    4.880%
    3       1,283,643,137   4.880%         33           521,544,445    4.880%
    4       1,268,551,115   4.880%         34           504,695,724    4.880%
    5       1,251,877,856   4.880%         35           488,519,155    4.880%
    6       1,233,651,989   4.880%         36           472,992,043    4.880%
    7       1,213,908,351   4.880%         37           451,025,369    4.880%
    8       1,193,199,145   4.880%         38           430,402,646    4.880%
    9       1,171,062,570   4.880%         39           410,952,275    4.880%
   10       1,147,551,732   4.880%         40           392,609,994    4.880%
   11       1,122,725,527   4.880%         41           375,315,351    4.880%
   12       1,096,648,432   4.880%         42           359,011,470    4.880%
   13       1,070,436,520   4.880%         43           347,502,327    4.880%
   14       1,043,163,895   4.880%         44           336,473,029    4.880%
   15       1,014,772,217   4.880%         45           325,911,358    4.880%
   16         985,450,303   4.880%         46           315,801,846    4.880%
   17         955,325,596   4.880%         47           306,129,576    4.880%
   18         924,486,671   4.880%         48           296,880,171    4.880%
   19         893,026,837   4.880%         49           287,838,312    4.880%
   20         862,682,481   4.880%         50           278,763,264    4.880%
   21         833,446,361   4.880%         51           270,057,685    4.880%
   22         805,280,320   4.880%         52           261,709,711    4.880%
   23         778,147,551   4.880%         53           253,707,878    4.880%
   24         752,012,554   4.880%         54           246,041,112    4.880%
   25         718,089,938   4.880%         55           238,587,004    4.880%
   26         686,602,645   4.880%         56           231,410,391    4.880%
   27         656,771,913   4.880%         57           224,494,949    4.880%
   28         628,509,048   4.880%         58           217,832,178    4.880%
   29         601,730,530   4.880%         59           211,413,863    4.880%
   30         576,357,700   4.880%         60           205,231,926    4.880%
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This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).